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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549

                           -----------------------

                                   FORM 8-K

                                CURRENT REPORT


                       Pursuant to section 13 or 15(d)
                    of the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported) February 2, 2001




                         GENERAL DYNAMICS CORPORATION

            (Exact name of registrant as specified in its charter)




        Delaware                      1-3671                  13-1673581
        --------                      ------                  ----------
(State or other jurisdiction        (Commission             (IRS Employer
  of incorporation)                 File Number)          Identification No.)



3190 Fairview Park Drive, Falls Church, Virginia              22042-4523
------------------------------------------------             -----------
      (Address of principal executive offices)               (Zip Code)



                                 (703) 876-3000
                                 --------------
               Registrant's telephone number, including area code



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Item 5.  Other Events

         As previously announced by Primex Technologies, Inc. on January 24, 2001, the shareholders of Primex at a special meeting approved the acquisition of Primex by General Dynamics Corporation and the transaction was expected to close on January 26, 2001.

         Effective January 26, 2001 at 11:59 p.m., a wholly owned subsidiary of General Dynamics was merged into Primex. As a result of the merger, Primex became a 100% owned subsidiary of General Dynamics and each outstanding share of Primex common stock was converted into the right to receive $32.10 in cash, without interest.

        The name Primex Technologies, Inc. is being changed to "General Dynamics Ordnance and Tactical Systems, Inc."




                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          GENERAL DYNAMICS CORPORATION


                          by   /s/  John W. Schwartz
                               ----------------------------------------
                               John W. Schwartz
                               Vice President and Controller
                               (Authorized Officer and Chief Accounting Officer)

Dated:  February 2, 2001






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